Exhibit 99.1

InfoSpace Announces First Quarter Results

BELLEVUE, Wash., May 5, 2010 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ:INSP) today announced financial results for the first quarter ended March 31, 2010.

Revenues for the first quarter of 2010 were $61.8 million, reflecting a $22.7 million or 58% increase from the first quarter of 2009. Net income for the first quarter of 2010 was $1.5 million, or $0.04 earnings per diluted share, compared to net loss of $5.0 million, or $0.14 loss per share for the first quarter of 2009.

“InfoSpace performed well in the first quarter, with strong revenue and cash flow growth versus the same period last year,” said Will Lansing, president and chief executive officer of InfoSpace. “We continue to produce positive financial results through the performance of our search business while developing new products to diversify the business model and position us better for future growth.”

Adjusted EBITDA, as defined below, was $6.3 million for the first quarter of 2010, compared to $3.8 million for the first quarter of 2009.

Cash, cash equivalents, and marketable securities as of March 31, 2010 totaled $231.4 million. At the end of the quarter, the Company had no debt obligations.

“During the first quarter, we purchased the assets of one of our largest distribution partners, Make The Web Better,” said David Binder, chief financial officer of InfoSpace. “By acquiring this traffic, we expect to generate greater cash flow than through the existing partnership. This deal is another way for us to maximize the financial performance of our search business while leaving us with plenty of cash for strategic acquisitions.”

First Quarter 2010 Highlights and Recent Developments

InfoSpace:

•

Purchased certain assets of one of its largest distribution partners, Make The Web Better, a privately-held developer of online products used on social networking sites for $8 million in cash, plus potential earn-out payments based on future financial performance.

•

Signed a definitive agreement to sell its India development center to Aditi Technologies and expects to enter into an outsourced development arrangement with Aditi. This provides the Company with continued access to engineering talent while reducing the Company’s costs of managing a foreign subsidiary.

•	Added eight new distribution partners to its network.

Second Quarter Outlook

For the second quarter of 2010, the Company expects revenues to be between $51 million and $55 million, Adjusted EBITDA to be between $9.5 million and $10.5 million and net income to be between $2.5 million and $3.5 million, or $0.07 and $0.09 per diluted share.

Conference Call and Webcast

A conference call will be held today at 6 a.m. Pacific / 9 a.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site at http://www.infospaceinc.com.

Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, loss on investments, and other income (loss), net (which includes such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited).

InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. A table reconciling the Company’s Adjusted EBITDA to net income (loss), which the Company’s management believes to be the most comparable GAAP measure, accompanies the preliminary condensed consolidated financial statements in this release. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss).

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results. InfoSpace sites include Dogpile® (www.dogpile.com), DoGreatGood™ (www.dogreatgood.com), InfoSpace.com® (www.infospace.com), MetaCrawler® (www.metacrawler.com), WebCrawler® (www.webcrawler.com), and WebFetch® (www.webfetch.com). InfoSpace’s metasearch technology is also available on nearly 100 partner sites, including content, community, and connectivity sites. In addition to the Company’s metasearch offerings, InfoSpace operates Haggle™ (www.haggle.com), a competitive shopping site. More information may be found at www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, DoGreatGood, MetaCrawler, WebCrawler, WebFetch, Haggle, and other marks are trademarks of InfoSpace, Inc. The names of other companies and products mentioned herein may be the trademarks of their respective owners.

###

Investor Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “will,” “believe,” “expect,” “intend,” “anticipate,” and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation: statements regarding our expectation that we will continue to focus on improving efficiency, managing costs, and developing new initiatives for future growth; statements regarding the anticipated effects of the Make The Web Better acquisition on operating efficiency; statements regarding the development of a differentiated e-commerce segment; and statements regarding our expectations for our financial performance and results of operations for the second quarter of 2010. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include: the completion of the review of our financial statements for the first quarter of 2010; general economic, industry, and market sector conditions; the progress and costs of the development of our products and services; the timing and extent of market acceptance of those products and services; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors” and elsewhere in such documents. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31, 2010	March 31, 2009
Revenues	$61,773	$39,070
Operating expenses: (1)
Content and distribution	41,055	20,377
Systems and network operations	2,416	2,421
Product development	999	1,406
Sales and marketing	6,472	6,943
General and administrative	6,817	6,202
Depreciation and amortization of intangible assets	1,763	1,811

Total operating expenses	59,522	39,160

Operating income (loss)	2,251	(90)
Loss on investments (2)	—	(5,351)
Other income (loss), net	(137)	607

Income (loss) before income taxes	2,114	(4,834)
Income tax expense	(570)	(201)

Net income (loss)	$1,544	$(5,035)

Earnings (loss) per share - Basic	$0.04	$(0.14)

Earnings (loss) per share - Diluted	$0.04	$(0.14)

Weighted average shares outstanding used in computing basic income (loss) per share	35,466	34,853

Weighted average shares outstanding used in computing diluted income (loss) per share	37,059	34,853

(1)	Stock-based compensation expense for the three months ended March 31, 2010 and 2009 is allocated among the following captions (in thousands):

	Three months ended
	March 31, 2010	March 31, 2009
Systems and network operations	$170	$209
Product development	165	313
Sales and marketing	469	364
General and administrative	1,476	1,165

Total stock-based compensation expense	$2,280	$2,051

(2)	In the three months ended March 31, 2009, the Company recorded other-than-temporary impairment charges relating to the auction rate securities investments that it held of $5.4 million.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31, 2010	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$32,913	$83,750
Short-term investments, available-for-sale	198,510	142,647
Accounts receivable, net	24,372	28,466
Other receivables	3,216	2,953
Prepaid expenses and other current assets	2,553	2,526

Total current assets	261,564	260,342

Property and equipment, net	10,602	12,315
Goodwill	44,815	44,815
Other intangible assets, net	409	457
Other long-term assets	4,086	4,287

Total assets	$321,476	$322,216

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,884	$6,736
Accrued expenses and other current liabilities	30,290	34,131

Total current liabilities	35,174	40,867
Other long-term liabilities	1,370	1,514

Total liabilities	36,544	42,381

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,307,328	1,303,667
Accumulated deficit	(1,023,632)	(1,025,176)
Accumulated other comprehensive income	1,232	1,340

Total stockholders’ equity	284,932	279,835

Total liabilities and stockholders’ equity	$321,476	$322,216

Summary of cash, cash equivalents, and short-term investments:
Cash and cash equivalents	$32,913	$83,750
Short-term investments, available-for-sale	198,510	142,647

Cash, cash equivalents, and short-term investments	$231,423	$226,397

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2010	March 31, 2009
Operating activities:
Net income (loss)	$1,544	$(5,035)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on investments	—	5,351
Stock-based compensation	2,280	2,051
Depreciation and amortization of intangible assets	1,763	1,811
Deferred income taxes	—	186
Excess tax benefits from stock-based award activity	(509)	—
Amortization of premium (accretion of discount) on investments, net	509	(19)
Other	219	364
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	4,099	868
Notes and other receivables	(263)	(242)
Prepaid expenses and other current assets	(27)	(248)
Other long-term assets	201	154
Accounts payable	(1,459)	(499)
Accrued expenses and other current and long-term liabilities	(3,005)	1,052

Net cash provided by operating activities	5,352	5,794

Investing activities:
Purchases of property and equipment	(742)	(530)
Other long-term assets	—	50
Proceeds from the sale of assets	—	32
Proceeds from sales and maturities of investments	5,570	—
Purchases of investments	(61,879)	—

Net cash used by investing activities	(57,051)	(448)

Financing activities:
Proceeds from stock option exercises and issuance of stock through employee stock purchase plan	1,472	252
Repayment of capital lease obligations	(146)	(138)
Tax payments from shares withheld upon vesting of RSUs	(973)	—
Excess tax benefits from stock-based award activity	509	—

Net cash provided by financing activities	862	114

Net increase (decrease) in cash and cash equivalents	(50,837)	5,460

Cash and cash equivalents:
Beginning of period	83,750	49,936

End of period	$32,913	$55,396

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2010	March 31, 2009
Net income (loss) (2)	$1,544	$(5,035)
Depreciation and amortization of intangible assets	1,763	1,811
Stock-based compensation	2,280	2,051
Loss on investments	—	5,351
Other loss (income), net (3)	137	(607)
Income tax expense	570	201

Adjusted EBITDA	$6,294	$3,772

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending
	June 30, 2010
Net income	$2,500	$3,500
Depreciation and amortization of intangible assets	1,800	1,800
Stock-based compensation	3,300	3,300
Other income, net (3)	(100)	(100)
Income tax expense	2,000	2,000

Adjusted EBITDA	$9,500	$10,500

(1)

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, loss on investments and other income (loss), net (which includes such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss).

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)	Other income (loss), net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.